EXHIBIT 1

MEMBERS OF FILING GROUP

V. Prem Watsa

1109519 Ontario Limited

The Sixty Two Investment Company Limited

810679 Ontario Limited

Fairfax Financial Holdings Limited

FFHL Group Ltd.

RiverStone Holdings Limited

RiverStone Insurance Limited

Fairfax (US) Inc.

Odyssey US Holdings Inc.

Odyssey Re Holdings Corp.

Odyssey Reinsurance Company

Newline Holdings UK Limited

Newline Insurance Company Limited

Newline Corporate Name Limited

Hudson Insurance Company

Hudson Specialty Insurance Company

TIG Holdings, Inc.

TIG Insurance Company

Clearwater Insurance Company

Zenith National Insurance Corp.

Zenith Insurance Company

Crum & Forster Holdings Corp.

United States Fire Insurance Company

The North River Insurance Company

First Mercury Financial Corporation

First Mercury Insurance Company

Fairfax (Barbados) International Corp.

Fairfax Asia Limited

First Capital Insurance Limited

Falcon Insurance Company (Hong Kong) Ltd.

Advent Capital (Holdings) Ltd.

Northbridge Financial Corporation

Northbridge General Insurance Corporation